SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




Date of report (Date of earliest event reported):   June 27, 1997



                       SMART CHOICE AUTOMOTIVE GROUP, INC.
               (Exact Name of Registrant as Specified in Charter)



           FLORIDA                    1-14082            59-1469577
(State or Other Jurisdiction        (Commission         (IRS Employer
      of Incorporation)            File Number)      Identification No.)




             5200 SOUTH WASHINGTON AVENUE, TITUSVILLE, FLORIDA 32780
               (Address of Principal Executive Offices) (Zip Code)


Registrant's telephone number, including area code   (407) 269-9680


                                       N/A
                   (Former name, if changed since last report)




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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS


         On June 27, 1997, Smart Choice Automotive Group, Inc. (the "Registrant") acquired substantially all of the assets owned or used by Strata Holding, Inc. and Ready Finance, Inc. (both Florida corporations ("the Sellers")) in selling, leasing and financing the sale or lease of used automobiles and other consumer vehicles (the "Business"). The following summary of the transaction is qualified in its entirety by the more detailed information contained in the copy of the Asset Purchase Agreement attached as Exhibit 10.1 to this Current Report.

         Included among the assets acquired are accounts receivable, inventory, property, plant and equipment, and goodwill. The Registrant will use the assets in the sale and financing of used automobiles and other consumer vehicles.

         As consideration for the assets acquired, the Registrant (i) paid the Sellers cash in the aggregate amount of approximately $3.2 million, (ii) satisfied bank debt of the Seller in the aggregate amount of approximately $1.8 million, and (iii) issued to Ready Finance, Inc. a Subordinated Note in the amount of $3,680,089 and a Secured Note in the amount of $1,200,000, each of which bear an annual interest rate of 9% on the outstanding principal amount. The principal amount of each note is amortized over a fifteen year period and is payable in equal monthly installments, accrued interest and the unpaid principal balance is due on the second anniversary of the issue date. In addition, the Registrant assumed certain trade payables and other ordinary course indebtedness of the Sellers. The amount of consideration paid by the Registrant for the assets of the Sellers was determined through arms' length negotiations between representatives of the Registrant and the Sellers.

         The transaction was financed through the proceeds of a credit facility (the "Credit Facility") made available to the Registrant in February 1997 by Finova Capital Corporation. The Credit Facility provides for a $35 million revolving line of credit, and matures in 1999. Borrowings under the Credit Facility bear interest at a rate equal to the prime rate plus 3.0 points.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

                  (a) Financial Statements of the acquired Business will be provided within the next sixty (60) days as an amendment to this filing.


                  (b)      Pro Forma Financial Information.

                           The unaudited pro forma condensed consolidated balance sheet and income statement of the Registrant, will be provided within the next sixty (60) days as an amendment to this filing.
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 EXHIBIT                                     DESCRIPTION

   10.1                    Asset Purchase Agreement,
                           dated as of June 27, 1997
                           between Smart Choice
                           Automotive Group, Inc.,
                           Strata Holding, Inc., Ready
                           Finance, Inc., Donald Cook,
                           Marilyn Cook and Madie A.
                           Stratemeyer.


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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  SMART CHOICE AUTOMOTIVE GROUP, INC.



                                    By: /S/ NEAL HUTCHINSON
                                      ----------------------------------------
                                    Title: CORPORATE COUNSEL

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